UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Booz Allen Hamilton Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)     Title of each class of securities to which transaction applies:
(2)     Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)     Proposed maximum aggregate value of transaction:
(5)     Total fee paid:
☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:
(2)     Form, Schedule or Registration Statement No.:

(3)	Filing Party:
(4)     Date Filed:

Message from the Chairman and CEO
Booz Allen’s overriding objective can be summarized in two words: Essential Partner. We aim to be the Essential Partner by knowing each client so well that we design and deliver unique, high-quality, end-to-end solutions at the center of the client’s mission.
Under our Vision 2020 growth strategy, we are applying a powerful combination of consulting expertise, technical skill, and mission knowledge to deliver advanced capabilities in engineering, systems delivery, and cyber. At the same time, we are advancing our innovation agenda—which includes digital solutions, predictive intelligence, and next generation analytics—and building our commercial and international business, the fastest-growing parts of our firm.
Taken as a whole, these steps demonstrate our determination to achieve sustainable, quality growth by redefining the industry that Edwin Booz created 100 years ago. In doing so, we strive to retain the best talent, help clients succeed, outpace our competition, and deliver value to shareholders.

Ralph W. Shrader, Ph.D	Horacio D. Rozanski
Chairman of the Board	President and Chief Executive Officer